Exhibit 4-7



                              CERTIFICATE OF TRUST
                                       OF
                            EXELON CAPITAL TRUST III

            The undersigned, the trustees of Exelon Capital Trust III, desiring to form a statutory trust pursuant to Delaware Statutory Trust Act, 12 Del. C.
Section 3801 et seq., hereby certify as follows:

            1. Name. The name of the trust (the "Trust") formed hereby is Exelon Capital Trust III.

            2. Delaware Trustee. The name and business address of the trustee of the Trust which has its principal place of business in the State of Delaware is as follows:

               Wachovia Trust Company, National Association
               One Rodney Square
               920 King Street, Suite 102
               Wilmington, DE 19801
               Attn:  Rita Marie Ritrovato, Trust Officer

            3. Effective Date. This Certificate of Trust shall be effective upon filing.

            IN WITNESS WHEREOF, the undersigned have executed this Certificate of Trust as of August 25, 2003.


                             /s/  Thomas R. Miller
                             ----------------------------------------------
                             Thomas R. Miller, as Administrative Trustee



                             WACHOVIA TRUST COMPANY, NATIONAL
                             ASSOCIATION, as Trustee


                             By:      /s/  Rita Marie Ritrovato
                                      ---------------------------------
                             Name:  Rita Marie Ritrovato
                             Title:   Trust Officer